Exhibit 99.1

Cabot Corp Reports Fourth Quarter Diluted EPS of $4.10 and Adjusted EPS of $1.65

Fiscal Year 2023 Diluted EPS of $7.73 and Adjusted EPS of $5.38

BOSTON--(BUSINESS WIRE)--November 6, 2023--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and fiscal year 2023.

Key Highlights

  Fiscal Year 2023 Diluted EPS of $7.73 and Adjusted EPS of $5.38; record fiscal year Reinforcement Materials segment EBIT of $482 million
  Fiscal fourth quarter diluted EPS increased 150% year-over-year due to the partial release of a tax valuation allowance in the quarter
  Fourth quarter adjusted EPS increased 6% year-over-year driven by higher Reinforcement Materials segment EBIT
  Cash Flows from Operations of $138 million in the fiscal fourth quarter driven by strong Reinforcement Materials segment EBIT
  Returned cash to shareholders of $73 million in the quarter through $23 million in dividends and $50 million in share repurchases
(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	9/30/23	9/30/22	9/30/23	9/30/22

Net sales	$965	$1,112	$3,931	$4,321
Net income (loss) attributable to Cabot Corporation	$234	$94	$445	$209

Net earnings (loss) per share attributable to Cabot Corporation	$4.10	$1.64	$7.73	$3.62
Less: Certain items after tax per share	$2.45	$0.09	$2.35	$(2.66)
Adjusted EPS	$1.65	$1.55	$5.38	$6.28

Sean Keohane, Cabot President and Chief Executive Officer commented: "I am pleased that we were able to deliver adjusted EPS of $1.65 in the fourth quarter, which represents a 6% year-over-year improvement and the strongest quarter of our fiscal year 2023. We delivered adjusted EPS of $5.38 for fiscal year 2023 despite lower demand in key end markets, a weak environment in China, and significant levels of customer destocking. We proactively navigated a challenging macro-environment by implementing strict cost management measures and demonstrating strong commercial execution to sustain robust margins. I am also pleased with the strong cash performance in the fiscal year, where we generated $595 million in operating cash flow. We used this robust cash flow generation to maintain our assets, invest for growth and return cash to shareholders. We paid $88 million in dividends, including an 8% increase announced in May, and we repurchased $98 million of shares. We also made significant strides in our sustainability agenda with the launch of our EVOLVE® Sustainable Solutions technology platform during the year, which we believe presents an exciting opportunity to offer our customers sustainable reinforcing carbons and other materials to meet their needs for increased circularity.”

Keohane concluded, “In fiscal 2023, we continued to execute against our Creating for Tomorrow strategy and advanced a number of strategic initiatives. We believe the investments that we have made throughout the year have laid the foundation for advantaged growth in the future. I thank our dedicated team across the globe, as their collective efforts during the fiscal year enabled us to navigate through a weak macro-economic environment and emerge even more resilient.”

Financial Detail

For the fourth quarter of fiscal 2023, net income attributable to Cabot Corporation was $234 million ($4.10 per diluted common share). Net income reflects an after-tax per share benefit from certain items of $2.45. Adjusted EPS for the fourth quarter of fiscal 2023 was $1.65 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2023 EBIT in Reinforcement Materials increased by $25 million compared to the fourth quarter of fiscal 2022. The increase in EBIT was principally driven by improved unit margins from better pricing and product mix in our calendar year 2023 customer agreements. Volumes declined by 2% due to lower volumes in the Americas and EMEA, partially offset by higher volumes in Asia, particularly in China.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2023 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	(2%)
Asia	3%
Europe, Middle East, Africa	(4%)
Americas	(7%)

Performance Chemicals – Fourth quarter fiscal 2023 EBIT in Performance Chemicals decreased by $13 million compared to the fourth quarter of fiscal 2022 primarily due to lower unit margins from a less favorable product mix in the specialty carbons and fumed metal oxides product lines and pricing pressures in the fumed metal oxides and battery materials product lines. The overall impact of volumes on segment EBIT was slightly negative in the quarter, as a decrease in volumes year-over-year in the fumed metal oxides and inkjet product lines was partially offset by growth in the specialty carbons, specialty compounds and battery materials product lines.

Cash Performance – The Company ended the fourth quarter of fiscal 2023 with a cash balance of $238 million. During the fourth quarter of fiscal 2023, cash flows from operating activities were a source of $138 million. Capital expenditures for the fourth quarter of fiscal 2023 were $78 million. Additional uses of cash during the fourth quarter included $23 million for the payment of dividends and $50 million for share repurchases.

Taxes – During the fourth quarter of fiscal 2023, the Company recorded a tax benefit of $118 million for an effective tax rate of (93%). The provision reflected a $158 million net benefit for non-GAAP tax adjustments primarily related to the partial release of a valuation allowance on U.S. deferred tax assets. The operating tax rate for fiscal year 2023 was 28%. We expect our operating tax rate for fiscal 2024 to be in the range of 28% to 30%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Looking ahead to fiscal 2024, we expect the macro-economic environment to remain challenging, particularly in the near-term. Despite this challenging environment, we expect fiscal year 2024 adjusted earnings per share to be in the range of $6.30 to $6.80, driven by continued growth in our Reinforcement Materials segment. In addition, we anticipate strong operating cash flow driven by robust EBITDA assuming constant feedstock costs.”

Keohane continued, “Regarding our business outlook, in Reinforcement Materials, we anticipate volume growth in the low single digits in fiscal 2024 along with higher pricing and improved product mix in our 2024 calendar year customer agreements to drive year-over-year growth in segment EBIT. In our Performance Chemicals segment, we expect volumes overall to remain consistent with our fiscal fourth quarter, with some differences across product lines, and for margins to remain stable.”

Keohane concluded, “Going forward, we will continue to maintain our focus on cash generation and disciplined and balanced approach to capital allocation. We remain committed to investing in high-confidence, high-return projects, especially in Battery Materials. With a clear focus on executing our Creating for Tomorrow strategy, we believe we are well positioned to deliver significant value to our shareholders.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 7, 2023. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website, cabotcorp.com, regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2024, including our expectations for adjusted earnings per share and operating cash flow, with respect to growth in our Reinforcement Materials segment and the factors that we expect will drive that growth for volumes and margins in our Performance Chemicals segment, for our operating tax rate for fiscal 2024, and the opportunities we expect to provide our customers with our efforts under our EVOLVE Sustainable Solutions technology platform are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; tax rates and fluctuations in foreign currency exchange and interest rates; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2022, which is filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition. In addition, adjusted EPS and Discretionary Free Cash Flow are two of the financial measures used to determine payouts under the Company’s executive incentive compensation awards.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and an evaluation of the Company’s operating performance without the impact of these costs or benefits.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of a business.
  Gain associated with the bargain purchase of a business.
  Gains realized on the sale of land.
  Argentina controlled currency devaluation loss relates to the foreign exchange loss from government controlled currency devaluations on our net monetary assets denominated in the Argentine Peso.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Fourth Quarter Earnings Announcement, Fiscal 2023

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Net sales and other operating revenues	$965	$1,112	$3,931	$4,321

Cost of sales	740	892	3,092	3,436

Gross profit	225	220	839	885

Selling and administrative expenses	69	62	253	258

Research and technical expenses	14	14	57	55

Loss on sale of business and asset impairment charge	—	1	3	207

Gain on bargain purchase of a business	—	—	—	(24)

Income (loss) from operations	142	143	526	389

Other income (expense)

Interest and dividend income	9	4	31	11

Interest expense	(21)	(18)	(90)	(56)

Other income (expense)......	(3)	—	(16)	(9)

Total other income (expense)	(15)	(14)	(75)	(54)

Income (loss) before income taxes and equity in
earnings of affiliated companies	127	129	451	335

(Provision) benefit for income taxes	118	(29)	28	(102)

Equity in earnings of affiliated companies, net of tax	1	3	5	10

Net income (loss)	246	103	484	243

Net income (loss) attributable to noncontrolling interests	12	9	39	34

Net income (loss) attributable to Cabot Corporation	$234	$94	$445	$209

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$4.10	$1.64	$7.73	$3.62

Diluted weighted average common shares outstanding	56.1	56.8	56.5	56.9

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Sales (A)

Reinforcement Materials	$624	$726	$2,563	$2,673

Performance Chemicals	306	343	1,225	1,388

Purification Solutions	—	—	—	97

Segment sales	930	1,069	3,788	4,158

Unallocated and other (B)	35	43	143	163

Net sales and other operating revenues	$965	$1,112	$3,931	$4,321

Segment Earnings Before Interest and Taxes (C)

Reinforcement Materials	$134	$109	$482	$408

Performance Chemicals	36	49	125	234

Purification Solutions	—	—	—	—

Total Segment Earnings Before Interest and Taxes	170	158	607	642

Unallocated and Other

Interest expense	(21)	(18)	(90)	(56)

Certain items (D)	(22)	2	(29)	(183)

Unallocated corporate costs	(12)	(14)	(54)	(59)

General unallocated income (expense) (E)	13	4	22	1

Less: Equity in earnings of affiliated companies	1	3	5	10

Income (loss) before income taxes and equity in
earnings of affiliated companies	127	129	451	335

(Provision) benefit for income taxes (including tax certain items)	118	(29)	28	(102)

Equity in earnings of affiliated companies	1	3	5	10

Net income (loss)	246	103	484	243

Net income (loss) attributable to noncontrolling interests	12	9	39	34

Net income (loss) attributable to Cabot Corporation	$234	$94	$445	$209

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$4.10	$1.64	$7.73	$3.62

Adjusted earnings (loss) per share (F)	$1.65	$1.55	$5.38	$6.28

Diluted weighted average common shares outstanding	56.1	56.8	56.5	56.9

(A)	Beginning in fiscal 2023, the Company began allocating energy center revenue to the applicable segment’s Sales. The Company recast prior period financial information to conform to the new presentation. The allocation of such revenue resulted in an increase of $26 million and $98 million in the Reinforcement Materials segment and $5 million and $16 million in the Performance Chemicals segment, with an offsetting decrease in Unallocated and Other revenue for the three months and twelve months ended September 30, 2022, respectively. There was no impact to the consolidated total Net sales and other operating revenues.

(B)	Unallocated and other reflects royalties, other by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2023	2022

Current assets:

Cash and cash equivalents	$238	$206

Accounts and notes receivable, net of reserve for doubtful accounts of $2 and $3	695	836

Inventories:

Raw materials	148	182

Work in process	—	—

Finished goods	374	427

Other	63	55

Total inventories	585	664

Prepaid expenses and other current assets	108	114

Total current assets	1,626	1,820

Property, plant and equipment, net	1,412	1,270

Goodwill	134	129

Equity affiliates	20	20

Intangible assets, net	60	63

Deferred income taxes	180	45

Other assets	172	178

Total assets	$3,604	$3,525

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2023	2022

Current liabilities:

Short-term borrowings	$174	$347

Accounts payable and accrued liabilities	600	707

Income taxes payable	40	44

Current portion of long-term debt	8	7

Total current liabilities	822	1,105

Long-term debt	1,094	1,089

Deferred income taxes	50	65

Other liabilities	231	234

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value Issued: 55,379,636 and 56,385,963 shares Outstanding: 55,243,804 and 56,248,559 shares	55	56

Less cost of 135,832 and 137,404 shares of common treasury stock	(3)	(4)

Additional paid-in capital	—	1

Retained earnings	1,574	1,284

Accumulated other comprehensive income (loss)	(362)	(439)

Total Cabot Corporation stockholders' equity	1,264	898

Noncontrolling interests	143	134

Total stockholders' equity	1,407	1,032

Total liabilities and stockholders' equity	$3,604	$3,525

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2022					Fiscal 2023
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales (A)
Reinforcement Materials	$563	$654	$730	$726	$2,673	$643	$672	$624	$624	$2,563
Performance Chemicals	306	363	376	343	1,388	286	326	307	306	1,225
Purification Solutions	61	36	—	—	97	—	—	—	—	—
Segment sales	930	1,053	1,106	1,069	4,158	929	998	931	930	3,788
Unallocated and other (B)	38	39	43	43	163	36	35	37	35	143

Net sales and other operating revenues	$968	$1,092	$1,149	$1,112	$4,321	$965	$1,033	$968	$965	$3,931

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials	$85	$101	$113	$109	$408	$94	$122	$132	$134	$482
Performance Chemicals	52	70	63	49	234	29	28	32	36	125
Purification Solutions	—	—	—	—	—	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	137	171	176	158	642	123	150	164	170	607

Unallocated and Other
Interest expense	(12)	(11)	(15)	(18)	(56)	(22)	(23)	(24)	(21)	(90)
Certain items (D)	(204)	7	12	2	(183)	(4)	(2)	(1)	(22)	(29)
Unallocated corporate costs	(14)	(16)	(15)	(14)	(59)	(15)	(16)	(11)	(12)	(54)
General unallocated income (expense) (E)	1	(1)	(3)	4	1	4	2	3	13	22
Less: Equity in earnings of affiliated companies	1	3	3	3	10	2	1	1	1	5

Income (loss) before income taxes and
equity in earnings of affiliated companies	(93)	147	152	129	335	84	110	130	127	451
		—		—			—		—
(Provision) benefit for income taxes (including tax certain items)	12	(36)	(49)	(29)	(102)	(20)	(29)	(41)	118	28
Equity in earnings of affiliated companies	1	3	3	3	10	2	1	1	1	5

Net income (loss)	(80)	114	106	103	243	66	82	90	246	484

Net income (loss) attributable to noncontrolling interests	9	7	9	9	34	12	7	8	12	39

Net income (loss) attributable to Cabot Corporation	$(89)	$107	$97	$94	$209	$54	$75	$82	$234	$445

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62	$0.93	$1.29	$1.43	$4.10	$7.73

Adjusted earnings (loss) per share (F)	$1.29	$1.69	$1.73	$1.55	$6.28	$0.98	$1.33	$1.42	$1.65	$5.38

Diluted weighted average common shares outstanding	56.8	57.1	56.8	56.8	56.9	56.7	56.8	56.5	$56.1	56.5

(A)	Beginning in the fiscal year 2023, the Company began allocating energy center revenue to the applicable segment’s Sales. The Company recast prior period financial information to conform to the new presentation.

(B)	Unallocated and other reflects royalties, other by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.

(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2023	2022	2023	2022

Cash Flows from Operating Activities:

Net income (loss)	$246	$103	$484	$243

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	37	35	144	146

Other non-cash charges (gains), net	(149)	7	(135)	158

Cash dividends received from equity affiliates	—	—	2	1

Changes in assets and liabilities:

Changes in certain working capital items (A)	1	(41)	97	(431)

Changes in other assets and liabilities, net	3	1	3	(17)

Cash provided by (used in) operating activities	138	105	595	100

Cash Flows from Investing Activities:

Additions to property, plant and equipment	(78)	(90)	(244)	(211)

Proceeds from sale of business	—	—	6	79

Cash paid for acquisition of business	—	—	—	(9)

Other investing activities, net	3	3	24	23

Cash provided by (used in) investing activities	(75)	(87)	(214)	(118)

Cash Flows from Financing Activities:

Change in debt, net	42	42	(179)	298

Cash dividends paid to common stockholders	(23)	(21)	(88)	(84)

Other financing activities, net	(51)	(5)	(136)	(69)

Cash provided by (used in) financing activities	(32)	16	(403)	145

Effect of exchange rates on cash	(13)	(42)	54	(91)

Increase (decrease) in cash and cash equivalents	18	(8)	32	36

Cash and cash equivalents at beginning of period	220	214	206	170

Cash and cash equivalents at end of period	$238	$206	$238	$206

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2023	2022	2023	2022

Certain items before and after income taxes

Gain on bargain purchase of a business	$ ―	$ ―	$ ―	$24
Gain on sale of land	—	—	1	17
Specialty Fluids divestiture related benefit	—	5	—	5
Employee benefit plan settlement and other charges	—	1	—	1
Loss on sale of business and asset impairment charge	—	(1)	(3)	(207)
Legal and environmental matters and reserves	(8)	—	(10)	(9)
Acquisition and integration-related charges	(2)	(2)	(4)	(6)
Purification Solutions divestiture related charges	—	—	—	(5)
Global restructuring activities	(4)	—	(4)	(3)
Argentina controlled currency devaluation loss	(7)	—	(7)	—
Other certain items	(1)	(1)	(2)	—
Total certain items, pre-tax	(22)	2	(29)	(183)

Non-GAAP tax adjustments(A)	158	3	161	32

Total certain items after tax	$136	$5	$132	$(151)
Total certain items after tax per share impact	$2.45	$0.09	$2.35	$(2.66)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2023	2022	2023	2022

Statement of Operations Line Item (B)

Gain on bargain purchase of a business	$ ―	$ ―	$ ―	$24
Cost of sales	(6)	(2)	(10)	(9)
Selling and administrative expenses	(8)	5	(8)	9
Research and technical expenses	—	—	—	—
Other income (expense)	(8)	—	(8)	—
Loss on sale of business and asset impairment charge	—	(1)	(3)	(207)
Total certain items, pre-tax	$(22)	$2	$(29)	$(183)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended September 30		2023		2022
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$118	-93%	$(29)	23%

Less: Non-GAAP tax adjustments(A)	158		3

Operating tax rate (C) (D)	$(40)	27%	$(32)	25%

Twelve months ended September 30		2023		2022
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$28	-6%	$(102)	30%

Less: Non-GAAP tax adjustments(A)	161		32

Operating tax rate (C) (D)	$(133)	28%	$(134)	26%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2023 and FISCAL 2022
	Fiscal 2023 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share	(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share	$0.98	$1.33	$1.42	$1.65	$5.38

	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$1.55	$6.28

(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2024 is expected to be in the range of 28% to 30%
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		Fiscal 2023 (A)
		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation		$0.93	$1.29	$1.43	$4.10	$7.73
Less: Certain items after tax per share		(0.05)	(0.04)	0.01	2.45	2.35
Adjusted earnings (loss) per share		$0.98	$1.33	$1.42	$1.65	$5.38

		Fiscal 2022 (A)
		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation		$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share		(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share		$1.29	$1.69	$1.73	$1.55	$6.28

(A)	Per share amounts are calculated after tax.

Dollars in millions		Fiscal 2023
		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation		$54	$75	$82	$234	$445
Net income (loss) attributable to noncontrolling interests		12	7	8	12	39
Equity in earnings of affiliated companies, net of tax		(2)	(1)	(1)	(1)	(5)
Provision (benefit) for income taxes		20	29	41	(118)	(28)
Income (loss) before income taxes and equity in earnings of affiliated companies		$84	$110	$130	$127	$451
Interest expense		22	23	24	21	90
Certain items		4	2	1	22	29
Unallocated corporate costs		15	16	11	12	54
General unallocated (income) expense		(4)	(2)	(3)	(13)	(22)
Less: Equity in earnings of affiliated companies		(2)	(1)	(1)	(1)	(5)
Total Segment EBIT		$123	$150	$164	$170	$607
Depreciation and amortization excluding corporate depreciation		34	36	36	36	142
Total Segment EBITDA		$157	$186	$200	$206	$749
Less: Unallocated corporate costs before corporate depreciation		15	16	11	12	54
Adjusted EBITDA		$142	$170	$189	$194	$695

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Reinforcement Materials EBIT		$94	$122	$132	$134	$482
Reinforcement Materials Depreciation and amortization		17	18	17	18	70
Reinforcement Materials EBITDA		$111	$140	$149	$152	$552
Reinforcement Materials Sales		$643	$672	$624	$624	$2,563
Reinforcement Materials EBITDA Margin		17%	21%	24%	24%	22%

Dollars in millions		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Performance Chemicals EBIT		$29	$28	$32	$36	$125
Performance Chemicals Depreciation and amortization		17	18	19	18	72
Performance Chemicals EBITDA		$46	$46	$51	$54	$197
Performance Chemicals Sales		$286	$326	$307	$306	$1,225
Performance Chemicals EBITDA Margin		16%	14%	17%	18%	16%

Dollars in millions		Fiscal 2023
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities		Dec. Q	Mar. Q	June Q	Sept. Q	FY 2023
Cash flow from operating activities (B)		$52	$162	$243	$138	$595
Less: Additions to property, plant and equipment		35	51	80	78	244
Free cash flow		$17	$111	$163	$60	$351
Plus: Additions to property, plant and equipment		35	51	80	78	244
Less: Changes in net working capital (C)		(34)	59	71	1	97
Less: Sustaining and compliance capital expenditures		23	27	44	49	143
Discretionary free cash flow		$63	$76	$128	$88	$355

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.

Contacts

Investor Contact:
Steve Delahunt
(617) 342-6255